United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                      March 1, 2019
Date of Report (Date of earliest event reported)

International Seaways, Inc.
(Exact Name of Registrant as Specified in Charter)

            1-37836-1
Commission File Number

Marshall Islands	98-0467117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 Third Avenue, 39th Floor
           New York, New York  10016

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 578-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [x]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [x]

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry Into a Material Definitive Agreement.
On March 1, 2019, International Seaways, Inc. (the “Company”) and certain of its subsidiaries, including Seaways Holding Corporation (the “Parent Guarantor”), entered into a consent letter (the “Consent”) with Nordea Bank AB (Publ), New York Branch (the “Facility Agent”) and Citibank, N.A. London Branch (the “ECA Agent”), on behalf of the finance parties under a China Export & Credit Insurance Corporation (“Sinosure”) credit facility originally dated November 30, 2015, as supplemented, amended and/or restated by agreements and/or consents dated December 28, 2015, June 29, 2016, November 8, 2017, April 2, 2018 and June 13, 2018, by and among the Company, the Parent Guarantor, Gener8 Maritime Subsidiary VII, Inc., Citibank, N.A. (London Branch), the Export-Import Bank of China and Bank of China (New York Branch) and the Facility Agent (including their respective predecessors, successors and assigns) and certain other parties thereto (collectively, the “Sinosure Credit Facility”). The Consent extended an already-existing cure mechanism in respect of one of the financial covenants under the Sinosure Credit Facility, which had previously been scheduled to expire on December 31, 2019, by a period of one year to December 31, 2020.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Pursuant to General Instruction B.2 of Form 8-K, the following exhibit is furnished with this Form 8-K.
Exhibit No.	Description
10.1	Consent Letter dated March 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SEAWAYS, INC.
(Registrant)

Date: March 7, 2019	By	/s/ James D. Small III
		Name:	James D. Small III
		Title:	Chief Administrative Officer, Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consent Letter dated March 1, 2019.